EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4, File No. 333-118380) and related Prospectus of Wintrust Financial Corporation and to the incorporation by reference therein of our report dated February 13, 2004, with respect to the consolidated financial statements of Wintrust Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

September 10, 2004
Chicago, Illinois